UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) - October 29, 2004

IMCOR PHARMACEUTICAL CO.
(Exact name as specified in its charter)

NEVADA	0-23553	62-1742885
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation or organization)	File Number)	Identification No.)

6175 Lusk Boulevard
San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

(858) 410-5601

(Registrants' telephone number, including area code)

(Former name or former address, if changed since last report)

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 29, 2004, IMCOR Pharmaceutical Co. (the “Company,” “we” or “us”) entered into a non-exclusive, cross-licensing agreement (the “License Agreement”) with Bristol-Myers Squibb Medical Imaging, Inc. (“BMSMI”) covering ultrasound contrast agent patents. The License Agreement generally provides that:

•	BMSMI and the Company licensed to each other certain patent rights to allow the parties to further develop and commercialize their respective ultrasound contrast imaging agents without risk of infringing the other company’s patent rights; and
•	We will have the right of first negotiation to license select compounds from BMSMI.

In addition, as part of transactions in the License Agreement, we entered into a Securities Purchase Agreement and Registration Rights Agreement with BMSMI and Bristol-Myers Squibb Company (collectively, “BMS”). The Securities Purchase Agreement and Registration Rights Agreement generally provide that:

•	BMS purchased 4,500 shares of the Company’s Series A Convertible Preferred Stock, $0.01 par value per share (the “Preferred Stock”) in exchange for an aggregate of $4,500,000; and
•	Beginning six months after the issuance of the Preferred Stock, upon written request of BMS, we will file a registration statement covering the resale of the shares of common stock issuable to BMS upon the conversion of the Preferred Stock.

The Certificate of Designation, Preferences and Rights which authorizes the Preferred Stock (the “Certificate of Designation”) generally provides that:

•	In the event of any liquidation, dissolution or winding up of the Company (including the sale of all or substantially all the assets of the Company unless the holders of 66 2/3% of the Preferred Stock then outstanding vote not to treat such a sale as a liquidation event), whether voluntary or involuntary (a “Liquidation Event”), and subject to the rights of the holders of any future senior securities, each holder of Preferred Stock is entitled to be paid out of the funds and assets of the Company available for distribution to holders of our capital stock before any payment or setting apart for payment of any amount shall be made in respect of any common stock, an amount equal to $1,000 per share of Preferred Stock;
•	The holders of the Preferred Stock shall have no voting rights except as required by law;
•	At any time after October 29, 2034, any holder of Preferred Stock has the right to require the Company, to the extent the Company has funds legally available, to redeem holder’s shares of Preferred Stock at a redemption price equal to $1,000 per share of Preferred Stock, payable in cash; and
•	The Preferred Stock is convertible into common stock at a ratio of 3,703.703778 shares of common stock for each share of Preferred Stock. As of October 29, 2004, conversion of the Preferred Stock would result in issuance of 16,666,667 shares of our common stock. However, the holder of the Preferred Stock cannot convert it into common stock before July 29, 2005. We have the right to require conversion of the Preferred Stock into common stock if at any time after October 29, 2005 the closing price of our common stock exceeds $0.405 per share for ten consecutive trading days. The conversion ratio is subject to adjustments for dilution resulting from stock splits and combinations, certain dividends and distributions, reorganization, reclassification or merger of the Company.

As a result of the License Agreement and Securities Purchase Agreement, BMS paid the Company a total of $8,500,000.

The License Agreement, Securities Purchase Agreement, Registration Rights Agreement and Certificate of Designation are attached to this Form 8-K as exhibits. The summary of these agreements in this Form 8-K is qualified by reference to the text thereof.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As discussed above in Item 1.01 of this Form 8-K, in connection with the transactions contemplated in the License Agreement, on October 29, 2004 we issued and sold 4,500 shares of our Preferred Stock to BMS. The purchase price for the Preferred Stock was $4,500,000.

We relied on the exemption from registration in Section 4(2) of the Securities Act of 1933 in this transaction. The facts supporting this exemption included BMS’ representations to us confirming that it, among other things: (i) is an “accredited investor” as defined in Regulation D of the Securities Act of 1933, (ii) acquired the Preferred Stock for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and (iii) did not learn of the investment in the Preferred Stock as a result of any public advertising or general solicitation.

The Preferred Stock is convertible into common stock at a ratio of 3,703.703778 shares of common stock for each share of Preferred Stock. As of October 29, 2004, conversion of the Preferred Stock would result in issuance of 16,666,667 shares of our common stock. However, the holder of the Preferred Stock cannot convert it into common stock before July 29, 2005. We have the right to require conversion of the Preferred Stock into common stock if at any time after October 29, 2005 the closing price of our common stock exceeds $0.405 per share for ten consecutive trading days. The conversion ratio is subject to adjustments for dilution resulting from stock splits and combinations, certain dividends and distributions, reorganization, reclassification or merger of the Company.

We paid $680,000 and granted warrants to acquire 1,333,333 shares of our common stock as commissions to First Albany Capital, Inc. for services they provided to us in connection with the negotiation of the License Agreement and Securities Purchase Agreement. The warrants issued to First Albany Capital, Inc. are exercisable for a period of 5 years at an exercise price of $0.27 per share.

Item 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

As discussed above in Item 1.01 of this Form 8-K , in the event of a Liquidation Event, and subject to the rights of the holders of any current or future senior securities, each holder of Preferred Stock is entitled to be paid out of the funds and assets available for distribution to holders of our capital stock before any payment or setting apart for payment of any amount shall be made in respect of any common stock, an amount equal to $1,000.00 per share of Preferred Stock.

The common stock of the Company is junior in rank to all issued shares of Preferred Stock with respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company.

At any time after October 29, 2034, any holder of Preferred Stock has the right to require the Company, to the extent the Company has funds legally available, to redeem such holder’s shares of Preferred Stock at a redemption price equal to $1,000.00 per share of Preferred Stock, payable in cash.

Items 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective October 28, 2004, the Company filed the Certificate of Designation with the Nevada Secretary of State designating the preferences and rights of the Preferred Stock.

Item 8.01 OTHER EVENTS

On November 1, 2004, the Company issued a press release announcing the closing of the transactions related to the License Agreement.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The following exhibits are filed and furnished in accordance with the provisions of Item 601 of Regulation S-B:

EXHIBIT INDEX
EXHIBIT NO.	DESCRIPTION
3.1	Amended and Restated Articles of Incorporation including the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock.
10.1	Cross License Agreement dated as of October 29, 2004 by and between Bristol-Myers Squibb Medical Imaging, Inc. and IMCOR Pharmaceutical Co. (confidential portions have been redacted).
10.2	Securities Purchase Agreement dated as of October 29, 2004 by and between Bristol-Myers Squibb Medical Imaging, Inc. and IMCOR Pharmaceutical Co.
10.3	Registration Rights Agreement dated as of October 29, 2004 by and between Bristol-Myers Squibb Medical Imaging, Inc. and IMCOR Pharmaceutical Co.
99.1	Press Release dated November 1, 2004.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

IMCOR Pharmaceutical Co.

By:	/s/ Taffy Williams
Taffy J. Williams, Ph.D.
President and Chief Executive Officer

Dated: November 3, 2004